As filed with the Securities and Exchange Commission on July 29, 1999
                                                    Registration No. 333-49439

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           TIME WARNER TELECOM INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                                         84-1500624
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                             5700 S. Quebec Street
                          Greenwood Village, CO 80111
                                (303) 566-1000
              (Address of Principal Executive Offices) (Zip Code)

                Time Warner Telecom Inc. 1998 Stock Option Plan
                           (Full title of the Plan)

                                David J. Rayner
               Senior Vice President and Chief Financial Officer
                           Time Warner Telecom Inc.
                             5700 S. Quebec Street
                          Greenwood Village, CO 80111
                    (Name and Address of agent for service)

                                (303) 566-1000
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            William P. Rogers, Jr.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                            New York, NY 10019-7415
                                (212) 474-1270


                                           Proposed          Proposed
                                            Maximum           Maximum
Title of Securities      Amount to be   Offering Price       Aggregate          Amount of
 to be Registered       Registered (1)   Per Share (2)   Offering Price (2)  Registration Fee
------------------      --------------  ---------------  ------------------  ----------------

Class A Common Stock,     9,027,000        $17.78994       $160,589,815.63      $44,643.97
par value $.01 per share
("Class A Common
Stock")

(1) This Registration Statement also relates to an indeterminate number of additional shares of Class A Common Stock pursuant to anti-dilution and adjustment provisions of the above-referenced plan.
(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rules 457(c) and (h) based on the weighted average of: (1) with respect to options that have already been granted, the exercise price of such options and (2) with respect to options that have not yet been granted, the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange Composite Tape of July 26, 1999, on which day such average was $29.96875.

                                    PART II

This Registration Statement on Form S-8 registers 9,027,000 shares of the Registrant's Class A Common Stock for issuance pursuant to the terms of the Time Warner Telecom Inc. 1998 Stock Option Plan (the "Plan").

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant (File No. 333-49439) pursuant to the Securities Exchange Act of 1934, or as otherwise indicated, are hereby incorporated by reference in this Registration Statement:

     1. The Annual Report of Time Warner Telecom LLC, predecessor to the Registrant, on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K");

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     3. The description of the Registrant's Class A Common Stock, par value $.01 per share, contained in its Registration Statement on Form S-1, as filed with the SEC on May 11, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement, information or document incorporated hereby by reference or deemed to be incorporated herein by reference and to be a part hereof may be automatically updated or replaced by documents the Registrant subsequently files which also are or are deemed to be incorporated herein by reference. Any statement, information or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article VI of the Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") of Time Warner Telecom Inc. (the "Company") provides that to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"), a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 102(b)(7) of the DGCL, provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director:

     o for any breach of the director's duty of loyalty to the corporation or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or

     o for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement or such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article VIII of the TWT Charter provides that TWT shall indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

     The By-laws of Time Warner Inc. ("TWI") require indemnification to the fullest extent permitted under Delaware of any person who is or was a director or officer of TWI who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving at the request of TWI as a director, officer or employee of any other enterprise. Mr. Bressler, a director of the Registrant, would be covered by this provision. The Directors' and Officers' Liability and Reimbursement Insurance Policy of TWI is designed to reimburse TWI for any payments made by it pursuant to the foregoing indemnification. The policy has coverage of $50,000,000.

     The Agreement of Limited Partnership of Time Warner Entertainment Company, L.P. ("TWE") provides that TWE shall indemnify, defend and hold harmless each officer of TWE from any personal liability he or she may incur by reason of his or her action on behalf of TWE to the fullest extent permitted as if TWE were a Delaware corporation. Messrs. Bressler, Britt, Davies and Rossetti, directors of the Registrant, would be covered by this provisions.

     The By-laws of MediaOne Group, Inc. ("MediaOne") require indemnification to the fullest extent permitted under Delaware law of any person who is or was a director, officer or employee of MediaOne, or was otherwise designated as an indemnified representative (as defined in the MediaOne By-laws) by MediaOne, against any liability (as defined in the MediaOne By-laws) incurred by such person in connection with any proceeding (as defined in the MediaOne By-laws) in which such person is involved by reason of their past, present or future services for, or at the request of, MediaOne as a director, officer, employee, agent, fiduciary or trustee of any other entity or enterprise. Messrs. Holmes, McPhie, Williams and Webster, directors of the Registrant, are covered by this provision.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Denver, Colorado, on July 27 , 1999.

                                     TIME WARNER TELECOM INC.

                                     By: /s/ David J. Rayner
                                         ------------------------------------
                                         Name:   David J. Rayner
                                         Title:  Senior Vice President and
                                                  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on July 27, 1999 in the capacities indicated.



                    Signature           Title                     Date

(i) Principal Executive Officer:

 /s/ Larissa L. Herda              President and Chief        July 27, 1999
----------------------------       Executive Officer
Larissa L. Herda                   and Director

(ii) Principal Financial Officer:

 /s/ David J. Rayner               Senior Vice                July 27, 1999
----------------------------       President and Chief
David J. Rayner                    Financial Officer

(iii) Principal Accounting Officer:

 /s/ Jill Stuart                   Vice President, Accounting
----------------------------       and Finance and Chief      July 27, 1999
Jill Stuart                        Accounting Officer

(iv) Directors

 /s/ Larissa L. Herda
----------------------------
Larissa L. Herda                   Director                   July 27, 1999



 /s/ Richard J. Bressler
----------------------------       Director                   July 27, 1999
Richard J. Bressler

 /s/ Glenn A. Britt
----------------------------
Glenn A. Britt                     Director                   July 27, 1999



 /s/ Richard J. Davies
----------------------------
Richard J. Davies                  Director                   July 27, 1999


 /s/ Douglas Holmes
----------------------------
Douglas Holmes                     Director                   July 27, 1999


 /s/ Stephen A. McPhie
----------------------------
Stephen A. McPhie                  Director                   July 27, 1999


 /s/ Robert J. Miron
----------------------------
Robert J. Miron                    Director                   July 27, 1999


 /s/ Audley M. Webster
----------------------------
Audley M. Webster                  Director                   July 27, 1999

                                 EXHIBIT INDEX


Exhibit
Number               Description                                   Page

4.1         Restated Certificate of Incorporation of                  *
            the Registrant as filed with the Secretary of State of the State of Delaware on May
            10, 1999 (which is incorporated herein by reference to Exhibit 3.1 to the Registrants' Registration Statement on Form
            S-1 as filed with the SEC on May 11, 1999
            (Registration No.333-4944439 S-1"))

4.2         By-laws of the Registrant as of May 10,                   *
            1999 (which are incorporated herein by
            reference to Exhibit 3.2 to the
            Registrant's 1999 S-1).

5.          Opinion of Cravath, Swaine & Moore
            regarding the legality of the securities being registered.

23.1        Consent of Ernst & Young LLP, Independent
            Auditors.

23.2        Consent of Cravath, Swaine & Moore (which                 *
            is incorporated herein by reference to
            Exhibit 5)

-------------
* Incorporatd by reference.